Exhibit 10.01

                           KEITHLEY INSTRUMENTS, INC.
                        2002 & 2009 STOCK INCENTIVE PLANS

                           PERFORMANCE AWARD AGREEMENT

         This performance award agreement (the "Agreement") is made as of   this
day of   , 2009 (the "Award Date"), between Keithley Instruments, Inc., an Ohio corporation (the "Company"), and that key employee of the Company named at the bottom of this Agreement ("Key Employee"). Subject to the terms, conditions and limitations set forth in this Agreement (including, without limitation, the vesting provisions of paragraph 6 hereof and the performance standards and operative provisions set forth in paragraph 1 hereof and in Exhibit A hereto), Key Employee hereby is granted and awarded performance units set forth on Exhibit B, each unit representing one common share of the Company (the "Initial Award"). The number of Company common shares issued to or in respect of Key Employee (if any) shall be determined strictly in accordance with this Agreement, based on the number of units contained in any Final Award (as defined herein), subject to the general provisions of the Plan.

       The number of units comprising the Initial Award shall be subject to adjustment, expansion or reduction, to take into account the total shareholder return performance of the Company as compared to its relevant competition during the Measurement Period (as defined in Exhibit A and as further provided in paragraph 1 hereof, the "Measurement Period"). The actual number of Company common shares issued to Key Employee (if any) will only be determined by applying the performance criteria to the Initial Award, and determining the number of units finally awarded to such Employee (the "Final Award").

       This Agreement (including any and all incorporated Exhibits hereto) and any Final Award made hereunder, are subject to the terms and conditions of the Keithley Instruments, Inc. 2002 Stock Incentive Plan, as amended, or the Keithley Instruments, Inc. 2009 Stock Incentive Plan, in either case, then in effect (the "Plan"). The Plan's terms and conditions are incorporated herein by this reference. Additional terms and conditions of this Agreement are as follows:

          1.   Performance  Standards;  Determining the Final Award. The size of
               Key   Employee's   Final  Award  will  depend  on  the  Company's
               performance during the Measurement Period.

                           (a) General Performance Standards. To determine Key
                  Employee's Final Award, the number of units comprising Key Employee's Initial Award are adjusted (ranging from a maximum of twice the number of units comprising the Initial Award, to a minimum of no units), based on program metrics that compare the the Company's total shareholder return performance occurring during the Measurement Period to comparable total shareholder return performance reported by the Company's principal competitors (as determined by the Compensation Committee of the Company's board of directors, or its designee (for purposes of this Agreement only, the "Committee")) during a period comparable in length to the Measurement Period, taking into account the Company's achievement of specified rates of return.

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                           (b) Operative Provisions Incorporated By Reference.
                  The operative provisions of the program, and the metrics used to gauge Key Employee's performance and determine the number of units awarded in such Employee's Initial Award and Final Award, are set forth in Exhibits A and B hereto, all of which are individually and collectively incorporated herein by this reference as if expressly set forth herein.

                           (c) Committee Determinations. The Committee shall
                  make all operative determinations hereunder, acting in its sole and exclusive discretion, including those required to be made in Exhibits A and B hereto; provided, that all performance criteria used to gauge the Company's performance during any Measurement Period shall be determined and finalized not later than the December 31st next following the Vesting Date specified in Section 6, excepting only those changes directly resulting from events external to the Company, such as mergers, dissolutions and consolidations involving the Company's competitors.

          2. Issuance & Transfer of Common Shares. In the event Key Employee is determined to be entitled to receive Company common shares hereunder in connection with the calculation and making of such Employee's Final Award and otherwise becomes qualified to receive such shares in accordance with the provisions of paragraph 6 hereof (subject, in any event to the provisions of paragraph 8 hereof), such shares shall be transferred and issued to Key Employee (or such other person as may then be entitled hereunder) on or before the December 31st next following the Vesting Date set forth in paragraph 6 hereof. In the event said transfer date is a weekend day or a national holiday, the transfer and issuance described in this paragraph 2 shall occur on the business day next following said transfer date. In the event the Committee determines that Key Employee is not entitled to a Final Award pursuant to paragraph 1 and Exhibits A and B hereto, then all rights arising under this Agreement shall terminate on the date of such determination.

          3. Tax, Withholding Matters. Any Key Employee or other person receiving Company common shares in connection with a Final Award shall provide for the satisfaction of all applicable federal, state and local withholding taxes and assessments arising in respect of such issuance and transfer of shares; the amount of such withholding taxes and assessments shall be determined by the Company, acting in its sole discretion (the "Total Withholding"). Upon request, the Company shall provide Key Employee with the information needed to determine the Total Withholding. At the Company's discretion, the Total Withholding shall be paid with cash or check, or with a surrender of Company common shares having a fair market value on the date of transfer equal to that portion of the Total Withholding for which payment in cash or check is not made. The Committee may, in its sole discretion, specify other methods for transferring Company common shares in satisfaction of Final Awards, but any such specification shall only be made in writing.

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          4.   Interests Are Not Transferable. Any and all Awards made hereunder shall not be transferable or assignable, or capable of alienation or anticipation, by Key Employee except as otherwise expressly permitted by the Plan. Likewise, except as specifically provided in the Plan, Company common shares issued hereunder shall only be issued to Key Employee or his personal representative (except in the event of Key Employee's death or disability, in which event otherwise-issuable Company common shares owed to Key Employee at death or disability shall be issued only to or for Key Employee's estate (in the case of death) or to Key Employee's legal representative (in the case of disability).

          5. Units Carry No Dividend or Voting Rights. Awards made hereunder are at all times subject to all restrictions contained in this Agreement and in the Plan. Key Employee shall not have, or accrue, any shareholder rights as a result of being credited with units hereunder in respect of an Initial Award or a Final Award. The right to receive dividends, and to vote or otherwise assert shareholders' rights, shall only arise and accrue as and when Company common shares are issued and transferred to Key Employee in accordance with, and in satisfaction of, the Company's obligations under the terms of the Plan and this Agreement. Key Employee understands and acknowledges that the Committee, acting in its sole discretion, may require Key Employee, or his successor, to represent and warrant that he will comply with all applicable laws and regulations or confirm certain factual matters, if requested by the Company's legal counsel.

          6. Vesting, Expiration and Termination Rules. Key Employee's right to receive an Award hereunder (subject to determining whether Key Employee qualifies to receive Company common shares in connection with any units awarded as part of his or her Final Award) will fully vest at 11:59 p.m. on September 30, 2012 (the "Vesting Date"), subject to application of this paragraph 6 and the provisions of paragraph 8 hereof. Nothing contained in this Agreement, or in the Plan, shall give Key Employee any substantive right to the Company common shares represented by the units that comprise the Initial Award; rather, Key Employee shall only vest in, and have an enforceable right to, those units (if any) that comprise the Final Award. Notwithstanding the preceding two sentences, in the event Key Employee's employment by the Company terminates (including any employment with Company subsidiaries and affiliates whose financial results are reported on a consolidated basis with the Company) prior to the Vesting Date other than on account of a retirement approved by the Committee (but otherwise without regard to the reason(s) therefor), the Initial Award, and all Key Employee's rights thereunder, shall terminate immediately and be extinguished, and thereafter shall have no value. In the event Key Employee retires prior to the Vesting Date but otherwise under conditions satisfactory to the Company, Key Employee shall be entitled to a pro rata portion of the Final Award that he or she would have been entitled to on the Vesting Date if he or she had remained employed by the Company on such date. Such pro rata portion shall be equal to the number of days in the Measurement Period during which such retiring Key Employee was actively employed by the Company, expressed as a percentage of the total number of days in the Measurement Period (rounded up to the nearest whole share), and such share(s), if any, shall be.transferred and issued after the Vesting Date and otherwise in accordance with Section 2 hereof.

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          7.   Coordination With Other Rules.  None of the terms,  conditions or provisions in this Agreement shall be interpreted or applied to cause any common share of the Company, issued in connection with this Agreement, not to be a fully paid and non-assessable common share of the Company.

          8. Forfeiture; Set Off & Recoupment. Notwithstanding any other provision of this Agreement or the Plan, Key Employee's rights hereunder with respect to the Award evidenced hereby (whether or not then vested) shall immediately terminate, and otherwise be subject to forfeiture, set off and reduction for and against any claims the Company may have or asserts against Key Employee for any of the following actions by Key Employee, taken while employed by the Company and, with respect to subparagraphs (a) and (e), within a three (3)-year period commencing with the cessation of Key Employee's Company employment:

                  a) Any direct or indirect disclosure or publication (or, during the three (3)- year period commencing with the cessation of Key Employee's Company employment, an use) by Key Employee of any Company trade secret or confidential information;

                  b) Any act of embezzlement, fraud or breach of fiduciary duty during Key Employee's employment with the Company that contributed to a restatement of the Company's financial statements;

                  c) Any material violation (as determined by the Board of Directors) by Key Employee of the terms of any written agreement between Key Employee of the Company;

                  d) Any act of embezzlement, fraud, dishonesty, nonpayment of any obligation to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in a loss, damage or injury to the Company;

                  e) Any attempt by Key Employee to induce any Company employee or consultant, agent or sub agent under contract with the Company to terminate his or her employment or other contractual relationship with the Company.


                  In the event of any violation by Key Employee of any subparagraph above, the Award evidenced hereby then held by Key Employee hereunder (whether or not then vested) shall immediately terminate, be extinguished or forfeited, and have no further effect. In addition if there is a violation of subparagraphs (a), (b) and/or (e) above, with respect to all units awarded hereunder, and with respect to any Company common shares issued or expected to be issued in connection with the Final Award, Key Employee shall promptly forfeit, relinquish and surrender to the Company all gains, profits, and income Key Employee has realized from such Award if the profit or income was realized within thirty-six (36) months of the violations in question. Any failure by the Company to assert its set off, forfeiture and recoupment rights under this paragraph with respect to specific claims against Key Employee shall not waive, or operate to waive, the Company's right to later assert its rights hereunder with respect to other or subsequent claims against Key Employee.

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          9.   Change of  Control  Consequences.  In the  event  Key  Employee's
               rights   hereunder  vest  on  account  of  a  Change  of  Control
               (determined in accordance with Section 11 of the Plan) occurring prior to the Vesting Date, the number of Company common shares Key Employee shall be entitled to receive will be based on the Initial Award, subject only to the remaining terms of this Agreement (which shall continue to apply). In the event such Change in Control (or any event subsequent thereto) satisfies the requirements imposed by Section 409A(a)(2) of the Internal Revenue Code and related regulations (pertaining to changes in ownership or effective control), the issuance and transfer of such shares shall occur as soon as practicable after such Change in Control or subsequent event.

          10. Choice of Law; Consent to Jurisdiction. Key Employee hereby consents and agrees that Ohio law controls the parties'
               procedural and substantive rights and obligations under this Agreement, and also consents and agrees to the jurisdiction of the state court of general jurisdiction sitting in Cuyahoga County, Ohio, as the exclusive forum for resolving all claims and issues arising under, out of, or in respect of, this Agreement.

          11. Severability; Survival of Certain Provisions. The unenforceability of one (1) or more of the provisions in this Agreement shall not vitiate or render void or unenforceable the remaining provisions of this Agreement; rather, such remaining provisions will remain fully enforceable to the extent permitted by law. Notwithstanding any contrary provision contained in the Plan or this Agreement, the provisions of paragraph 8 hereof shall specifically survive the termination, lapse or expiration of the Plan and/or this Agreement.

          12.  Definitions.   Unless   otherwise   defined  in  this  Agreement,
               capitalized terms will have the same meanings given them in the Plan.

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                                       KEITHLEY INSTRUMENTS, INC.


DATE OF GRANT:                         By:
                ----------------------          --------------------------------
                                                Joseph P. Keithley

                                       Title:   Chairman of the Board, President
                                                and Chief Executive Officer



                           ACCEPTANCE BY KEY EMPLOYEE
                           --------------------------

         The undersigned has read and understood, and hereby accepts, the terms, conditions, and obligations and restrictions imposed hereunder, as well as the terms, conditions and limitations of the Plan to which this Agreement is subject and subordinate.


DATE:
     ---------------------------------    --------------------------------------
                                          Name

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                    Exhibit A to PERFORMANCE AWARD AGREEMENT
                    ----------------------------------------


 [Intentionally left blank - to be attached as applicable for the award for that fiscal year]


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                    Exhibit B to PERFORMANCE AWARD AGREEMENT
                    ----------------------------------------


Name:
       ---------------------------------------------------------------

Number of Performance Shares Awarded:
                                       -------------------------------

102668381







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